UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2011
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50808 (Commission File Number)	20-0829917 (IRS Employer Identification Number)

One Riverway, Suite 1400 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Following the expiration of the previously announced tender offer by WCA Waste Corporation (“WCA”) and pursuant to the Indenture dated as of July 5, 2006 by and among WCA, the subsidiaries of WCA named therein as parties thereto and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as amended and supplemented to date (the “Indenture”), WCA elected to redeem all outstanding 9.25% Senior Notes due 2014 (the “Redeemed Notes”) and instructed the Trustee to provide the requisite notice of redemption to holders of the Redeemed Notes on June 8, 2011.
WCA completed the redemption of all of the Redeemed Notes on July 8, 2011 (the “Redemption Date”). The redemption price for the Redeemed Notes was 102.313%, or $1,023.13 per $1,000, of the $49.0 million principal amount of the Redeemed Notes, plus accrued and unpaid interest (the “Redemption Price”), resulting in a payment of $50.5 million. Following the payment of the Redemption Price on the Redemption Date, there are no Redeemed Notes outstanding.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: July 12, 2011	/s/ Michael A. Roy
Michael A. Roy
Vice President and General Counsel